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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
  Workflow Management, Inc.:

    We consent to the use of our report included herein, with respect to the balance sheet of Hano Document Printers, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended and to the reference to our firm under the heading "Experts" included herein.


KPMG PEAT MARWICK LLP
Norfolk, Virginia
June 10, 1998